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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report:      October 25, 1999



                             AM COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


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
Delaware                                     0-9856                             23-1922958
-----------------------------         ---------------------           ----------------------------------
(State or other jurisdiction          (Commission File No.)           I.R.S. Employer Identification No.
of incorporation or
organization)

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100 Commerce Boulevard, Quakertown, PA                        18951-2237
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(Address of Principal Executive Offices)                       Zip Code



Registrant's Telephone Number, Including Area Code:  215-538-8700
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           The registrant amends its current report on Form 8-K dated October
11, 1999 to read in its entirety as follows:

Item 4:    Changes in Registrant's Certifying Accountant.

           KPMG LLP was previously the independent certified public accountant engaged by the Registrant as its principal accountant to audit the Registrant's financial statements. On October 11, 1999, such firm resigned. The decision to change accountants was not recommended by the Registrant's Board of Directors or Audit Committee.

           The former accountant's reports on the Registrant's financial statements for the two fiscal years ended April 3, 1999 did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified as to uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years and subsequent interim periods through the date of resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused them to make reference to the subject matter of the disagreements in connection with their opinions

Item 7: Financial Statements and Exhibits.

           Exhibit 16.1:     Letter of KPMG LLP.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                AM COMMUNICATIONS, INC.
                                                     (Registrant)


Date:    October 25, 1999                       By:  /s/ Keith D. Schneck
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                                                    Keith D. Schneck
                                                    President